Exhibit 99.1

Synalloy Corporation Closes on the Purchase of Marcegaglia USA's
Galvanized Tube Operations and Refinances its ABL from $65 million to $80 million

RICHMOND, Va., July 2, 2018 (GLOBE NEWSWIRE) -- Synalloy Corporation (Nasdaq: SYNL) today announced that its subsidiary Bristol Metals, LLC has closed on the purchase of Marcegaglia USA’s galvanized tube operations.  The purchase price for the transaction of $10.0 million includes primarily the galvanized tube manufacturing equipment and inventory assets of the business. Additionally, Store Capital has closed on the purchase of Marcegaglia USA’s facility in Munhall, PA, which is the facility where Bristol Metals operates its stainless steel and galvanized tube operations in Pennsylvania. Synalloy has entered into a long-term lease agreement with Store Capital on terms and conditions consistent with the master lease executed in 2016. Synalloy will sublease the Munhall, PA facility to Bristol Metals.

Synalloy also today announced the refinance and increase of its asset based (“ABL”) credit facility with its bank, Branch Banking and Trust Company (“BB&T”) from $65.0 million to $80.0 million. The ABL will be used to finance the Marcegaglia galvanized acquisition, for working capital needs and to fund future acquisitions.

“We expect the addition of this business to be as incrementally positive to Bristol Metals’ financial results as was our initial transaction with Marcegaglia,” said Craig C. Bram, President and CEO of Synalloy Corporation. “We have identified numerous growth opportunities for both galvanized and ornamental stainless products and will be investing in several capital projects to further enhance our throughput. By the end of 2018, revenue for the galvanized and ornamental stainless business is projected to be at an annual run rate greater than $50 million,” said Bram. As to the increase in Synalloy’s credit facility, Bram further noted, “The continued strong performance of our company has provided an opportunity to not only increase our borrowing capacity by $15.0 million, but to do so at a reduced interest rate.”

Kyle Pennington, President of Synalloy Metals, added the following, “Our sales team is very familiar with the end markets and customers for these product lines and they look forward to taking this business to the next level. This is a natural product line extension for Bristol Metals.”

Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, galvanized tube, fiberglass and steel storage tanks and specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements

This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266